UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2021

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC
8.375% $25.00 par value Senior Notes due 2026	SNCRL	The Nasdaq Stock Market, LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2021, Synchronoss Technologies, Inc. (the “Company” or “Synchronoss”) announced the appointment of Taylor Greenwald, age 53, to serve as the Company’s Chief Financial Officer (“CFO”), effective November 1, 2021. Mr. Greenwald will succeed Lou Ferraro, age 64, who was appointed as Acting Chief Financial Officer, effective August 5, 2021. The Company and the Board of Directors of the Company (the “Board”) wish to thank Mr. Ferraro for his dedication and service to the Company as the Acting CFO. Mr. Ferraro will resume his role as Executive Vice President, Financial Operations and Chief Human Resources Officer, effective November 1, 2021.

Mr. Greenwald served as the Senior Vice President Finance, CFO, Web Presence at Endurance International Group from 2019 to 2021. Prior to his time at Endurance International Group, Mr. Greenwald held roles with increasing responsibility over 18 years at Convergys Corporation, most recently serving as Senior Vice President, Finance, Controller and Chief Accounting Officer from 2012 to 2019, where Mr. Greenwald oversaw a large team responsible for the accounting, reporting, treasury, tax and procurement functions globally.

In connection with his appointment as CFO, the Company and Mr. Greenwald entered into an employment agreement on November 1, 2021. Pursuant to the employment agreement, Mr. Greenwald will be entitled to receive an annual base salary of $390,000 and be eligible to receive an annual incentive bonus, with a target amount equal to 70% of his annual base salary, based upon the achievement of certain Company and individual objectives to be established by the Board or its Compensation Committee.

The Company granted Mr. Greenwald an initial award of 360,000time-based restricted stock awards (“RSAs”) and time based options to purchase 206,711 shares of the Company’s common stock (“Options”). The number of RSAs granted will be based on the Company’s stock price as of the grant date. The RSAs are subject to the Company’s 2017 New Hire Equity Incentive Plan, as amended (the “Plan”) and will vest in equal annual installments on each anniversary of the grant date over a period of three years. The Options are subject to the Plan and have an exercise price of $2.50 per share, the closing price of the Company’s common stock on The Nasdaq Global Select Market on November 1, 2021, and shall vest in equal annual installments on each anniversary of the grant date over a period of four years.

Pursuant to his employment agreement, Mr. Greenwald will be eligible to receive severance benefits if he is subject to an involuntary termination, contingent on him signing and not revoking a general release of all claims against the Company. The employment agreement provides that if Mr. Greenwald is subject to an “involuntary termination” (as defined in the employment agreement), he shall be eligible to receive a lump-sum severance payment equal to (i) one and half times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Greenwald and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Greenwald and his eligible dependents were participants as of the date of termination. In addition, if prior to the 120 days before, or after 24 months following, the occurrence of a “change in control” (as defined in the employment agreement), Mr. Greenwald is subject to an “involuntary termination”, he shall be eligible to receive a lump-sum severance payment equal to (i) two times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Greenwald and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Greenwald and his eligible dependents were participants as of the date of termination. If an involuntary termination occurs within two years of commencement of employment, then the target bonus shall be used for calculating the bonus portion of severance. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Greenwald receives from the Company under any applicable federal or state statute. In addition, in an involuntary termination in connection with a change in control, then Mr. Greenwald’s outstanding stock options, shares of restricted stock, and other time-based equity awards granted by the Company shall accelerate and be fully vested (other than performance-related restricted stock that is tied to performance after the change of control).

In the event of Mr. Greenwald’s death, Mr. Greenwald’s estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such death occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by Mr. Greenwald at the time of his death shall accelerate and be fully vested.

If Mr. Greenwald’s employment terminates due to “permanent disability” (as defined in the employment agreement), Mr. Greenwald will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Greenwald and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Greenwald and his eligible dependents were participants as of the date of termination. In addition, all stock options, shares of restricted stock (other than performance-related restricted stock) and other time-based equity awards granted by the Company and held by Mr. Greenwald shall accelerate and be fully vested as of the date of Mr. Greenwald’s termination.

There are no arrangements or understandings between Mr. Greenwald and any other person pursuant to which Mr. Greenwald was appointed to serve as CFO. There are no family relationships between Mr. Greenwald and any of the Company’s directors or executive officers and Mr. Greenwald does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Greenwald and the Company entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer and director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (SEC File No. 333- 132080), as filed with the SEC on May 9, 2006.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the definitive employment agreement between the Company and Mr. Greenwald, which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

A copy of the press release announcing the appointment of Mr. Greenwald as CFO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
99.1	Press Release of Synchronoss Technologies, Inc. dated November 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 2, 2021	Synchronoss Technologies, Inc.

		By:	/s/ Jeffrey Miller
			Name:	Jeffrey Miller
			Title:	Chief Executive Officer